UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2024

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On March 7, 2024, Noodles & Company (the "Company") issued a press release disclosing earnings and other financial results for its fiscal quarter and fiscal year ended January 2, 2024, and that as previously announced, its management would review these results in a conference call at 4:30 p.m. (EST) on March 7, 2024.
A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2024, the Board of Directors (the “Board”) of the Company appointed Drew Madsen, 67, as the Company’s Chief Executive Officer. Mr. Madsen had served as the Company’s interim Chief Executive Officer since November 2023. He has served as a member of the Board since September 2017 and will continue to serve as a member of the Board.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Madsen, dated March 6, 2024 (the “Madsen Employment Agreement”), with an initial term of three years. Mr. Madsen will receive an annual base salary of $800,000 and is eligible to receive an annual bonus in an amount targeted at 100% of his base salary, subject to the achievement of performance conditions that will be established by the Board or the Compensation Committee in their discretion. In addition, on March 6, 2024, Mr. Madsen was granted nonqualified stock options under the Company’s 2023 Stock Incentive Plan (the “2023 Plan”) to purchase 250,000 shares of the Company’s common stock, par value $0.01, of the Company (the “Common Stock”), which options are scheduled to vest on March 6, 2027, subject to the terms of the grant agreement, including with respect to pro rata vesting upon certain conditions. In addition, on March 6, 2024, Mr. Madsen is entitled to receive the following equity awards pursuant to the Company’s 2023 Plan: (i) time-vesting restricted stock units with respect to shares of Common Stock with a grant date fair value of $500,000, which units are scheduled to vest in three annual ratable installments; and (ii) performance-vesting restricted stock units with respect to shares of Common Stock with a target grant date fair value of $1,000,000, which units are scheduled to vest upon achievement of certain performance conditions, in each case subject to the terms of the grant agreements, including with respect to accelerated vesting or pro rata vesting upon certain conditions. Mr. Madsen is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan. If Mr. Madsen’s employment is terminated by the Company without cause, or he voluntarily terminates his employment for good reason, Mr. Madsen will be entitled to receive (i) 18 months of base salary following the date of termination (or 24 months of base salary if terminated within 60 days prior to, or 12 months following, a change in control of the Company), (ii) a pro rata portion of his annual bonus for the year in which the date of termination occurs, based on the number of full months employed in such fiscal year and actual performance for such year; and (iii) an amount equal to the “COBRA” premium for as long as he and, if applicable, his dependents are eligible for COBRA from the Company, in each case subject to his execution and non-revocation of a release of claims in favor of the Company and compliance with certain covenants. If Mr. Madsen’s employment is terminated as a result of death or disability, he (or his estate) will be entitled to receive any accrued payments and benefits through the termination date and a pro-rated portion of his annual bonus for the year in which a termination due to death or disability occurs.

The Madsen Employment Agreement prohibits Mr. Madsen from competing with the Company or soliciting its employees during the course of his employment and for 12 months following his termination of employment for any reason. Mr. Madsen is also subject to confidentiality, cooperation, return of business records and equipment, and non-disparagement covenants. The Madsen Employment Agreement supersedes and replaces the offer letter, dated November 9, 2023, between the Company and Mr. Madsen.

The preceding summary of the Madsen Employment Agreement and related equity grant agreements are qualified in their entirety by reference to the complete terms and conditions of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

A description of Mr. Madsen’s business experience is included in the Company’s proxy statement on Schedule 14A for its 2023 annual stockholders’ meeting filed with the SEC on March 31, 2023, and is incorporated herein by reference. There were no arrangements or understandings between Mr. Madsen and any other person pursuant to which Mr. Madsen was selected as an officer. There are no family relationships between Mr. Madsen and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 7, 2024, the Company issued a press release announcing the appointment of Mr. Madsen as Chief Executive Officer.

A copy of the Company’s press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1*	Madsen Employment Agreement
10.2*	Stock Option Agreement (Nonqualified Stock Options), dated March 6, 2024, between Noodles & Company and Drew Madsen
10.3*	Restricted Stock Unit Agreement, dated March 6, 2024, between Noodles & Company and Drew Madsen
10.4*	Performance Stock Unit Agreement, dated March 6, 2024, between Noodles & Company and Drew Madsen
99.1	Noodles & Company Press Release dated March 7, 2024
99.2	Noodles & Company Press Release dated March 7, 2024
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.
    *Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ MIKE HYNES
Name:	Mike Hynes
Title:	Chief Financial Officer

DATED: March 7, 2024